CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into by and between SINOBIOMED INC., a Delaware based corporation (the "Company"), and Dr. Dicken S. C. Ko, an individual residing in the city of Weston, MA (the "Consultant") effective this 12 day of April, 2007.

(The "Parties")

WHEREAS the Company is an early-stage business engaged in the development of certain technologies, investigational drugs, pharmaceutical products, and medical knowledge (the "Technology"); and

WHEREAS Consultant has experience, knowledge, contacts, and skills which are beneficial to the development of the Company and its areas of focus; and

WHEREAS the Company wishes to engage Consultant and to define the nature of the relationship, to protect certain confidential information owned or possessed by the Company, and to establish certain other representations, warranties and covenants.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows.

1) Non-Exclusive Engagement of Consultant; Term. The Company hereby engages Consultant as its non-exclusive provider of the consulting services described in this Agreement, for a term (the "Term"), which will commence on the date of this Agreement and end February 28, 2012.

2) Consultant Services. On the terms and conditions set forth in this Agreement, Consultant will provide the following services to the Company as directed by the Company and agreed to by Consultant (the "Services"):

a) Consultant agrees to be appointed as the Chairman of the Scientific and Medical Advisory Board (the "SAB") of the Company. Consultant has read, understood, and accepted the SAB Charter, attached hereto as Exhibit A;

b) Consultant will advise and assist the Company with the worldwide development, evaluation, analysis, testing, research, and study of its Technology;

c) Consultant shall advise and assist the Company with respect to the authorship, presentation and publication of reports, results, analyses, studies and other scientific and medical activities of the Company, in recognized peer-reviewed literature or industry conferences, as mutually agreed to. To this end, Consultant shall, with reasonable notice, be available for personal appearances on behalf of the Company from time to time at medical and scientific conferences where the fact of and nature of such an appearance would not reasonably affect the perception of Consultant's independence and scientific objectivity; review, edit and provide comment on any manuscripts or abstracts relating to the Technology, whether authored by the Company or not;

d) Consultant will advise and assist the Company on other medical issues with respect to the Company's products and drug candidates;

e) Consultant will advise and assist the Company on increasing the depth, effectiveness, and visibility of the SAB. To this end, Consultant shall identify and recruit a team of two to five medical physicians, statisticians, clinical trials experts, and/or such other experts as Consultant deems necessary to effectively carry out the duties of the SAB. Such candidates shall be subject

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to the approval of the board of directors of the Company, taking into consideration such matters as potential conflicts of interest;

f) Consultant shall from time to time and as requested present the conclusions and recommendations of the SAB to the board of directors of the Company and be available to respond to questions from board members. In connection with this, Consultant may be asked to attend board meetings, whether by teleconference or in person, the latter at the Company's expense, solely in the capacity as a non-voting observer; and

g) Consultant will assist and advise the Company in other areas in which Consultant has expertise as reasonably requested from time to time by the Company.

Services shall not (i) involve any use of the facilities, space, materials or other resources of The General Hospital Corporation d/b/a Massachusetts General Hospital ("Hospital"), including resources provided in-kind by outside sources (provided that use alone by the Consultant of the Consultant's office space and word processor shall not be considered a prohibited use of such Hospital resources), or (ii) use direct or indirect financial support from Hospital, including funding from any outside source awarded to or administered by Hospital. In the event that the Services overlap with a field in which the Consultant is performing research at Hospital sponsored by a third party for-profit entity, this Agreement will not be effective with respect to such overlapping services unless and until it is approved by the Hospital Office of Corporate Sponsored Research and Licensing in consultation with such third party. Each of Consultant and Company acknowledges that the amount of time Consultant can spend on all outside activities is subject to an upper limit under Hospital policy, and Consultant shall limit his time in performing Services to Company under this Agreement so as to comply with such Hospital policy. As used in each instance in this Agreement, the term "Services" shall mean the Services as defined and expressly limited in this Section 2. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to restrict or limit the duties Consultant is performing or may perform in the course of, or incidental to, Consultant's appointment at Hospital, including but not limited to research sponsored by a third party commercial entity, nor shall anything in this Agreement be construed to restrict or limit Consultant's right to serve as an advisor to any hospital, or to any governmental or not-for-profit organization.

3) Method of Providing Services. It is understood that the Company will not control the manner nor prescribe the method by which the Services under this Agreement are to be performed by Consultant. Consultant shall be available for a teleconference meeting with the management of the Company at least once per month during the Term. Consultant will perform Services, and may communicate with the Company's management and other parties, through personal meetings, correspondence, telephone or video conferences, and such other methods, and at such times, as mutually determined, subject to the reasonable convenience of the parties. Unless requested otherwise by the Company, Consultant shall communicate with the Company's management through the Company's President. Acting in good faith and consistent with ordinary business practices with respect to advisory relationships, Consultant shall devote a reasonable amount of time per month to the provision of the Services described herein.

4) Performance. Consultant agrees to at all times faithfully, industriously, and to the reasonable best of his abilities, experience, and talents, perform all of the Services that may be required of and from him pursuant to the express and explicit terms hereof.

5) Independence of Parties. Nothing contained in this Agreement shall constitute either party as an employee, partner, co-venturer or agent of the other, it being intended that each shall act as an independent contractor with respect to the other. Consultant is not authorized to speak on behalf of the Company or bind it in any manner. Consultant's role is exclusively advisory in nature.

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6) Compensation.

a) Consultation Fees. The Consultant will not be paid a monthly or annual fee. However, when the Consultant is required to travel to perform the duties that are herein stated for the Company, the Company shall reimburse the Consultant at usual daily rate of $1,000.00 USD for the entire amount of time away from the Consultant's primary employment at Hospital.

b) Options. For and in consideration of the agreement of Consultant to enter into this Agreement and as a long-term incentive for the Consultant to provide Services hereunder, the Company shall grant to Consultant an option attached hereto as Exhibit B (the "Option"), provided that the conditions of Section 8(a) are met.

c) Benefits, Other Consideration. No benefits, vacation pay, or other consideration or remuneration of any kind shall be owed to Consultant by the Company, unless specifically referenced herein. Expenses incurred in Consultant's provision of the Services shall be reimbursed by the Company. The Company shall pay for the cost of regular meetings of the SAB, including meeting room rental and meals, and any travel expenses.

d) Reimbursement of Expenses. The Company shall reimburse all of the reasonable legal fees and expenses incurred by the Consultant in the negotiation and completion of this Agreement and the arrangements contemplated hereunder, including without limitation, the Exhibits hereto. The Company shall also reimburse all of the reasonable legal fees and expenses incurred by the Consultant in the review, negotiation, and finalization of any document or press release which uses Consultant's name. Any such expenses in excess of $500 shall require the prior, written authorization of the Company.

7) Company Representations and Warranties. The Company hereby represents and warrants, knowing that Consultant is relying thereon, that:

a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is qualified to do business as a foreign corporation in each state in which its business requires it to be so qualified.

b) Upon receipt by the Company of the full exercise price for stock options, all shares of common stock of the Company issued to Consultant under the Option will be duly and validly issued, fully paid and non-assessable, and will be delivered free and clear of any liens, claims or encumbrances, except for resale restrictions which are imposed by the Securities Act of 1933 as the shares issued upon exercise of the Option are deemed restricted securities, absent an effective registration statement under the Securities Act of 1933 covering the proposed disposition of such shares.

c) The Company represents that the information concerning the Company and its business, as furnished and to be furnished to Consultant in writing, will be complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company will notify Consultant promptly concerning any statement which is not accurate or which is or has become incomplete or misleading in any material respect. The Company understands that Consultant is and will be relying on the continuing accuracy of such information in carrying out its functions under this Agreement.

8) Consultant Representations. Consultant hereby represents, knowing that the Company is relying thereon, that:

a) Consultant is an Accredited Investor, as that term is defined in Regulation D in the Securities Act, 1933, and Consultant has completed the attached Exhibit C, or in lieu of this, Consultant agrees that the shares of stock issuable upon exercise of the Option shall only be issued immediately upon the availability of an appropriate exemption from registration or an effective registration statement;

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b) Consultant has not in the past, nor will he in the future engage in any activity contrary to the securities laws of any jurisdiction including, without limitation, those of the United States of America; and

c) Consultant has read and accepted the CDoor Corp. Intellectual Property Agreement, attached hereto as Exhibit D, which is part of this Agreement and the provisions of which shall survive the expiration or earlier termination of this Agreement in strict accordance with the time periods as described therein.

9) Stock Certificates. All shares of common stock of the Company delivered to Consultant pursuant to exercise of the Option shall bear a restrictive legend in the form normally used by the Company for the issuance of restricted shares, and shall be deemed restricted securities under SEC Rule 144.

10) Changes to Common Stock. In the event that the Company shall undertake a recapitalization, reverse stock split, forward stock split, reclassification, or other change to its common stock (a "Change in Common Stock Properties"), the quantity of shares which may be acquired through exercise of any unexercised Options, and the exercise price payable thereto shall be increased or decreased proportionately, in accordance with the terms of said Change in Common Stock Properties.

11) Extension and Renewal. The Term may be extended or renewed, and this Agreement may be amended, only by the written agreement of the parties.

12) Indemnification and Legal Proceedings.

a) Indemnification. Company shall indemnify, defend and hold harmless Consultant and Consultant's successors, heirs and assigns and Hospital and its trustees, employees and staff and their respective successors, heirs and assigns (each an "Indemnified Party") against any liability, damage, loss or expense (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising from the good faith performance of the Services by Consultant.

b) No Indemnification. This indemnity will not apply in respect of an Indemnified Party in the event and to the extent that a court of competent jurisdiction in a final judgment shall determine that the Indemnified Party was grossly negligent or guilty of willful misconduct.

c) Claim of Indemnification. The Company agrees to waive any right they might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy, security, or claim payment from any other person before claiming this indemnity.

d) Notice of Claim. In case any action is brought against an Indemnified Party in respect of which indemnity may be sought against the Company, the Indemnified Party will give the Company prompt written notice of any such action of which the Indemnified Party has knowledge and the Company will undertake the investigation and defense thereof on behalf of the Indemnified Party, including the prompt consulting of counsel acceptable to the Indemnified Party affected and the payment of all expenses. Failure by the Indemnified Party to so notify shall not relieve the Company of such obligation of indemnification hereunder unless (and only to the extent that) such failure results in a forfeiture by the Company of substantive rights or defenses.

e) Settlement. No admission of liability and no settlement of any action shall be made without the consent of each of the Parties hereto and the consent of the Indemnified Party affected, such

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consent not to be unreasonably withheld.

f) Legal Proceedings. Notwithstanding that the Company will undertake the investigation and defense of any action, an Indemnified Party will have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

i) such counsel has been authorized by the Company;

ii) the Company hereto has not assumed the defense of the action within a reasonable period of time after receiving notice of the action;

iii) the named parties to any such action include the Company and the Indemnified Party shall have been advised by counsel that there may be a conflict of interest between the Company and the Indemnified Party; or

iv) there are one or more legal defenses available to the Indemnified Party which are different from or in addition to those available to the Company.

g) Survival. The provisions of this Section 12 shall survive the expiration or earlier termination of this Agreement.

13) Capacity. Each of the Company and Consultant acknowledges and agrees that (i) Consultant is entering into this Agreement in his individual capacity and not as an employee or agent of Hospital, and (ii) Hospital is not a party to this Agreement and has no liability or obligation whatsoever hereunder. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

14) Termination.

a) Either party may terminate this Agreement upon not less than 15 days notice in the event of a material breach of this Agreement or material non-performance by the other party, which breach is not cured within 10 days after the giving of written notice to the breaching party specifying the circumstances of such breach.

b) The Company may terminate this Agreement without further notice to Consultant in the event that Consultant:

i) is convicted a felony or a violation of any securities laws;

ii) declares bankruptcy;

iii) has been grossly negligent in the performance of Services at least three times in any consecutive 30-day period, and Consultant has been notified in writing within 5 days of each such occurrence; or

iv) has engaged in material and willful or gross misconduct in the performance of Services hereunder.

c) Either party may terminate this Agreement without cause upon 30 days prior written notice to the other party.

15) Consequences of Termination. Any termination or expiration of this Agreement, whether or not for cause, shall not affect the obligation of the Company to pay compensation to Consultant that was earned or accrued prior to the date of termination or expiration. Other than as specifically provided for herein, no further fees or payments of any kind shall be owed to Consultant upon or following Termination.

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16) Cooperation. The parties shall deal with each other in good faith, good faith meaning honesty in fact and the observance of all commercial standards of fair dealing and usages of trade, which are regularly observed within the industry.

17) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

18) Arbitration. In the event of dispute or controversy between the parties as to the performance hereof, this Agreement shall be and remain in full force and effect and all terms hereof shall continue to be complied with by both parties, it shall be submitted to two arbitrators, one to be appointed by each, and if those arbitrators do not agree, they shall select a third disinterested and competent person to act with them, and the decision of the three, or a majority of them, shall be final and conclusive. If either party does not appoint an arbitrator as aforesaid within 90 days after receipt of notice to the other that it desires arbitration, which notice shall state the name and address of the arbitrator appointed by such other, and does not within such period furnish to such other party the name and address of the second arbitrator, then the arbitrator first named shall appoint a disinterested and competent arbitrator for the party thus defaulting, and the two arbitrators so appointed shall select a third to act with them as aforesaid and with like effect. Cost of arbitration shall be borne by the Company. Judgment upon the reward rendered may be entered in any court having jurisdiction thereof.

19) Governing Law and Disputes. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to choice of law provisions.

20) Waiver. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

21) Severability. If and to the extent that any court of competent jurisdiction holds any provision or any part thereof of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

22) Counterpart and Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings in this Agreement are inserted for convenience of reference and shall not affect its meaning or interpretation.

23) Entire Agreement. This Agreement is and shall be considered to be the only agreement or understanding between the parties hereto with respect to the engagement of Consultant by the Company. All negotiations, commitments, and understandings acceptable to both parties have been incorporated herein. No letter, telegram, or communication passing between the parties hereto shall be deemed a part of this Agreement; nor shall it have the effect of modifying or adding to this Agreement unless it is distinctly stated in such letter, telegram, or communication that it is to constitute a part of this Agreement and is to be attached as a rider to this Agreement and is signed by the parties to this Agreement.

24) Modification of Contract. This Agreement cannot be modified by tender, acceptance or endorsement of any instrument of payment, including check. Any words contained in an instrument of payment modifying this contract, including a waiver or release of any claims, or a statement referring to paying in full is void. This Agreement can only be modified in a separate writing, other than an instrument of payment, signed by the parties.

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25) Enforcement. Consultant acknowledges that any remedy at law for breach of Sections 8 or Exhibit D would be inadequate, acknowledges that the Company would be irreparably damaged by an actual or threatened breach thereof, and agrees that the Company shall be entitled to an injunction restraining Consultant from any actual or threatened breach of Section 8 or Exhibit D as well as any further appropriate equitable relief without any bond or other security being required. The Company may pursue enforcement of Sections 8 or Exhibit D by commencing an action at law or in equity without first pursuing arbitration pursuant to Section 18 of this Agreement. In addition to the foregoing, each of the parties hereto shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party.

26) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned without the consent of the parties.

27) Notices. All notices under this Agreement shall be in writing and shall be sent by certified or registered first class mail, return receipt requested, or shall be personally delivered, or sent by an overnight delivery service such as Federal Express, or shall be transmitted by telefax (provided such telefax message is confirmed by telephonic acknowledgment of receipt or by sending via other authorized means a confirmation copy of such notice) addressed to the parties at their respective last known business addresses.

If to the Company:

Lane 4705, No. 58, North Tang Gao Rd.
Pudong New Area Shanghai, China 201206
Attention: Mr. Ban-Jun Yang
Tel: 011-86-21-58546923
Fax: 011-86-21-58546921

28) Use of Name. Neither the name of the Consultant nor that of Hospital, nor Partners HealthCare System, Inc., nor any variation thereon nor adaptation thereof may be used in any advertising, promotional or sales literature, or other publicity without the prior written approval of the party whose name is to be used. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

Agreed to this 12 day of April, 2007

SINOBIOMED INC.

By: ____________________
President

DICKEN S. C. KO, MD

____

25) Enforcement. Consultant acknowledges that any remedy at law for breach of Sections 8 or Exhibit D would be inadequate, acknowledges that the Company would be irreparably damaged by an actual or threatened breach thereof, and agrees that the Company shall be entitled to an injunction restraining Consultant from any actual or threatened breach of Section 8 or Exhibit D as well as any further appropriate equitable relief without any bond or other security being required. The Company may pursue enforcement of Sections 8 or Exhibit D by commencing an action at law or in equity without first pursuing arbitration pursuant to Section 18 of this Agreement. In addition to the foregoing, each of the parties hereto shall be entitled to any remedies available in equity or by statute with respect to the breach of the terms of this Agreement by the other party.

26) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned without the consent of the parties.

27) Notices. All notices under this Agreement shall be in writing and shall be sent by certified or registered first class mail, return receipt requested, or shall be personally delivered, or sent by an overnight delivery service such as Federal Express, or shall be transmitted by telefax (provided such telefax message is confirmed by telephonic acknowledgment of receipt or by sending via other authorized means a confirmation copy of such notice) addressed to the parties at their respective last known business addresses.

If to the Company:

Lane 4705, No. 58, North Tang Gao Rd.
Pudong New Area Shanghai, China 201206
Attention: Mr. Ban-Jun Yang
Tel: 011-86-21-58546923
Fax: 011-86-21-58546921

28) Use of Name. Neither the name of the Consultant nor that of Hospital, nor Partners HealthCare System, Inc., nor any variation thereon nor adaptation thereof may be used in any advertising, promotional or sales literature, or other publicity without the prior written approval of the party whose name is to be used. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

Agreed to this ___ day of April, 2007

SINOBIOMED INC.

By: ______________________
President

DICKEN S. C. KO, MD

Dick ______________________

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EXHIBIT A

SINOBIOMED INC.
SCIENTIFIC AND MEDICAL ADVISORY BOARD

CHARTER

Effective: April 12, 2007

A. Official Designation: Sinobiomed Scientific and Medical Advisory Board.

B. Purpose: The purpose of the Sinobiomed Scientific Advisory Board (SAB) is to provide independent wisdom and insight to assist Sinobiomed Inc. (hereinafter the "Company") in the accomplishment of its medical and scientific objectives, providing advice that is consistent with best-in-class scientific and medical practices and principles. As such, the members are selected on the basis of eminence in scientific and medical fields of interest to the Company. The SAB is to assist the Board of Directors of the Company in obtaining the best advice possible in relation to the research, development and commercialization of its existing technology as well as new technologies in the future. The SAB also provides a resource of scientific and medical experts available upon request to assist, strengthen, and supplement, but not duplicate, the work of the Company, its employees, consultants and other contracted personnel. The SAB is exclusively advisory in nature.

C. Authority: The SAB is established pursuant to a resolution of the Board of Directors of the Company, of even date herewith.

D. Structure: The SAB is composed of a minimum of one (1) to a maximum of six (6) individuals appointed by the Chairman of the Scientific and Medical Advisory Board and subject to the final approval by the Board of Directors of the Company as deemed necessary during the course of the Company's development. Initially, the Chairman of the SAB is appointed by the Board of Directors of the Company. During the development phase of the Company, the Chairman of the Scientific and Medical Advisory Board is the principal advisor to the Company. When further advisory members are necessary to pursue different aspects that are of vital interest to the Company, then those members will be appointed as deemed appropriate.

E. Subcommittees: At any time, the Chairman of the SAB may elect to create subcommittees to focus on particular areas of interest. Subcommittee membership can include both members of the SAB and external parties, as determined by the Chairman of the SAB and approved by the Board of Directors of the Company. The Company may also directly communicate with individual members of the SAB without the need for a formal called meeting at its discretion.

F. Membership: Members of the SAB are selected by the Board of Directors of the Company on the basis of eminence in their field of expertise in keeping with the current objectives of the Company. Membership of the SAB is not in any way equivalent to employment by the Company, nor are members to put themselves forward as speaking for the Company in any manner at any time without the express, prior, written consent of the Company. Membership in the SAB exists pursuant to each Member's individual agreement with the Company.

G. Terms: Subject to terms and conditions of each member's agreement with the Company, each member of the SAB shall serve for a period deemed reasonable as stated in each individual's personal agreement with the Company.

H. Chair: The Chairman of the SAB is appointed by the Board of Directors of the Company. The responsibilities of the Chairman of the SAB are to evaluate the contributions of the SAB and its individual members; to ensure that this Charter and its principles are adhered to; and to act as the mediator of meetings of the SAB.

I. Vacancy: Vacancies in the SAB shall be filled by the Board of Directors of the Company when the necessity to do so exists.

J. Conflicts of Interest: At the time of appointment to the SAB, each appointee shall disclose to the Company any potential sources of conflicts of interest or bias, whether economic, medical, statutory, or scientific in nature. The requirement for said disclosure shall be ongoing thereafter for so long as an individual is a member of the SAB. Members shall refrain from participating in any SAB matter or agenda item if that member for any reason can not act fairly, objectively, and in the interests of the Company. It is the responsibility of the Chairman of the SAB to communicate to members said conflicts of interest or biases at each meeting of the SAB.

K. Minutes: The Chairman of the SAB is responsible for the keeping of minutes of each meeting of the SAB, though they may assign this duty to a third party duly approved by the Company. Minutes shall capture the essence of deliberations held, but are not to be detailed, paraphrased records. Any recommendations put forward, and any responses from the Company to said recommendations shall be recorded in the minutes. Copies of the minutes of each meeting shall be delivered to all members of the SAB and to the Company within one month of each meeting.

L. Agendas: The Chairman of the SAB shall prepare a written agenda for each meeting of the SAB. The Agenda shall include any supporting documentation required to ensure that the SAB may reasonably understand and discuss the scientific and medical issues involved. The Agenda for each meeting shall be delivered to the members of the SAB one week prior to the date of the meeting.

M. Staff Support: The Company shall provide administrative support, including conference call facilities, copying, or other routine forms of assistance as necessary to allow the SAB to carry out its purpose.

N. Meetings: The SAB shall meet not less than once per year. The Chairman of the SAB shall provide not less than 3 months' advance notice when calling a meeting of the SAB. Members may attend in person or by teleconference.

O. Compensation: Each member of the SAB shall be compensated according to their individual agreement with the Company.

P. Termination Date: Unless renewed by the Board of Directors and the SAB, this Charter shall terminate on the fifth anniversary of the date affixed hereof.

Q. Reporting Authority: The SAB reports to the Chairman of the Board of Directors of the Company, via the Chairman of the SAB.

R. Other: This Charter may be amended from time to time without notice by the Board of Directors of the Company.

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

PERSONAL FINANCIAL INFORMATION. The following information pertaining to the undersigned as a natural person and U.S. Persons within the meaning of Regulation S is being provided here in lieu of furnishing a personal financial statement.

(a) My individual net worth, or joint net worth with my spouse, exceeds $1,000,000.

Yes [✓] No [ ]

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INITIAL

(b) My individual income in 2005 and 2006 exceeded $200,000 in each such year, and I reasonably expect my individual income will be in excess of $200,000 in 2007.

Yes [✓] No [ ]

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INITIAL

(c) The joint income of my spouse and I in 2005 and 2006 exceeded $300,000 in each such year, and I reasonably expect our joint income will be in excess of $300,000 in 2007.

Yes [✓] No [ ]

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(d) Considering the foregoing and all other relevant factors in my financial and personal circumstances, I am able to bear the economic risk of an investment in the Company.

Yes [✓] No [ ]

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The foregoing is a true representation of my financial status:

[signature]
Dicken S. C. Ko, MD

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EXHIBIT C

STOCK OPTION AGREEMENT

THE HOLDER OF THIS OPTION, BY ACCEPTANCE HEREOF, BOTH WITH RESPECT TO THE OPTION AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE OPTION, AGREES AND ACKNOWLEDGES THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE TRANSFERRED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT OR THE LAWS OF THE APPLICABLE STATE OR A "NO ACTION" OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, AND ITS COUNSEL, TO THE EFFECT THAT THE SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE STATUTES.

THIS STOCK OPTION AGREEMENT (the "*Agreement*") is made and entered into to be effective as of the 1st day of March, 2007 (the "*Date of Grant*") pursuant to the 2006 Stock Option and Incentive Plan (the "*Plan*") of the Company.

BETWEEN:

SINOBIOMED INC., a company incorporated under the laws of the State of Delaware, U.S.A., and having an executive office and an address for notice and delivery located at Room 3304, Bldg. #6, Lane 218, Wu-Zhou Road, Zhong-Huang Plaza, Shanghai, China 200080

(the "*Company*");

OF THE FIRST PART

AND:

DICKEN S. C. KO, MD, having an address for notice and delivery located at 2 TRAILSIDE ROAD WESTON, MA USA 02493

(the "*Optionee*").

OF THE SECOND PART

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WITNESSETH:

WHEREAS, the Board of Directors of the Company has determined that the Optionee should receive an option to purchase shares of the Company's common shares (the "*Common Shares*") in order to provide the Optionee with an opportunity for investment in the Company and additional incentive to pursue the success of the Company, said option to be for the number of Common Shares, at the price per Common Share and on the terms as set forth in this Agreement and the Plan;

AND WHEREAS the Optionee desires to receive an option on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties to this Agreement agree as follows:

1. **Grant of Option.**

The Company hereby grants to the Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for service, the right and option (the "*Option*") to purchase all or any part of an aggregate of 500,000 Common Shares of the authorized and unissued U.S. $0.0001 par value Common Shares of the Company (collectively, the "*Option Shares*") pursuant to the terms and conditions as set forth in this Agreement.

2. **Option Price.**

At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be **U.S. $0.50** (the "*Option Price*").

3. **Option Period.**

The option period ("*Option Period*") with respect to the Option shall commence from the Date of Grant and shall terminate **five** years from the Date of Grant, unless terminated earlier as provided in this Agreement.

4. **Vesting of Option.**

It is hereby acknowledged and agreed that the Option to acquire Option Shares during the Option Period shall vest in the following manner:

(a) the Optionee shall have the initial vested right to purchase an aggregate of up to five percent (5%) of the Option Shares on March 1, 2007 (the "*Initial Vesting Date*"); and

(b) the Optionee's remaining right to purchase an aggregate of up to the remaining ninety-five percent (95%) of the Option Shares under the Option shall only vest in equal monthly proportions over a period of 19 months from the Initial Vesting Date (this portion of the Option being herein the "*Vesting Option*"); with the first such proportion (that being five percent (5%) of the Option Shares) of the

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Vesting Option vesting on the 1st day of April, 2007 and with the remaining monthly proportions of the Vesting Option vesting on the first day of each month thereafter for each of the ensuing 18 months therefrom.

5. **Termination of Option.**

This Option shall terminate upon any of the following events:

(a) upon the earlier of the purchase of the last Optioned Share or upon the expiry of the Option Period;

(b) ninety (90) days after the termination of the Consulting Agreement for whatever reason or expiry, without renewal or replacement, of any collateral contract of service of the Optionee with the Company, unless waived or extended in writing, at the sole discretion of the Board of Directors;

(c) upon requirement of any regulatory authority to which the Company is or may become subject;

(d) upon any adjudged violation of securities law which would result in it becoming unlawful for the Optionee to own or exercise the Option;

(e) upon the occurrence of any of the following events the Option shall terminate at the sole discretion of the Company and be of no further force or effect whatsoever:

(i) the dissolution or liquidation of the Company;

(ii) the appointment of a receiver for all, or substantially all, of the Company's assets or business; or

(iii) the appointment of a trustee for the Company after a petition has been filed for the Company's reorganization or bankruptcy under applicable statutes.

6. **Exercise of Option.**

(a) The Option may be exercised by delivering to the Company:

(i) a Notice and Agreement of Exercise of Option (the "*Notice and Agreement of Exercise of Option*"), substantially in the form attached hereto as Schedule "A", specifying the number of Option Shares with respect to which the Option is exercised; and

(ii) payment of the Option Price for such Option Share, in accordance with the methods provided by the Plan or in accordance with the method approved by the board of the Company, which shall include, at the option of the Optionee, a so called "cashless exercise", as provided in Section 7.5(a) of the Plan.

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(b) Promptly upon receipt of the Notice and Agreement of Exercise of Option and the appropriate payment of the Option Price by the Optionee the Company shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares purchased.

7. **Securities laws requirements.**

No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the United States *Securities Act of 1933*, as amended (the "*Securities Act*"), any applicable listing requirements of any securities exchange on which stock of the same class has been listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with. Pursuant to the terms of the Notice and Agreement of Exercise of Option that shall be delivered to the Company upon each exercise of the Option, the Optionee, and the Optionee's designate if applicable, shall acknowledge, represent, warrant and agree as follows:

(a) all Option Shares shall be acquired solely for the account of the Optionee, or for the account of the Optionee's designate if applicable, for investment purposes only and with no view to their resale or other distribution of any kind;

(b) no Option Shares shall be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws;

(c) if the Optionee, or the Optionee's designate if applicable, is subject to reporting requirements under the United States *Securities Exchange Act of 1934*, as amended (the "*Exchange Act*"), the Optionee, or the Optionee's designate if applicable, shall:

(i) be aware that the grant of the Option to purchase Option Shares is an event that may require reporting under the Exchange Act;

(ii) be aware that any sale by him or his immediate family of the Company's Common Shares or of any of the Option Shares within six months before or after any grant or exercise of the Option may create liability for him under the Exchange Act;

(iii) consult with his counsel regarding the application of any provisions of the Exchange Act prior to any exercise of the Option, and prior to any sale of the Company's Common Shares or the Option Shares within six months after any grant or exercise of the Option;

(iv) if the Company is required to report, assist the Company with the filing of the applicable forms with the Securities and Exchange Commission; and

(v) timely file all reports required under the federal securities laws;

(d) if required by the Company upon any exercise, the Optionee, or the Optionee's designate if applicable, shall report all sales of Option Shares to the Company in writing on a form prescribed by the Company; and

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(e) if any of the Option Shares are being acquired solely for the account of the Optionee's designate, each of the Optionee and the Optionee's designate is either a consultant or advisor to the Company, the Optionee is under privity of contract or arrangement with the Company and each of the Optionee and the Optionee's designate, in such capacity, has rendered *bona fide* services to the Company which include, but are not limited to, financial consulting, legal, administrative, managerial and/or other services which are not directly in pursuit of a market making or capital raising nature. Neither the Optionee nor the Optionee's designate rendered or renders services, directly or indirectly, in consideration of this Option to promote or maintain a market for the Company's securities and, furthermore, no such services were rendered or are being rendered in connection with the offer or sale of securities in a capital-raising transaction on behalf of the Company; failing any of which any Option Shares acquired hereunder may not be or may not have been registerable under the Securities Act and may not be sold unless they are sold pursuant to an exemption from registration under the Securities Act.

The foregoing restrictions or notice thereof may be placed on the certificates representing the Option Shares purchased pursuant to the Option and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

8. **Transferability of Option.**

The Option shall not be transferable except by will or the laws of descent and distribution, pursuant to court orders arising from family relations applications or by beneficial transfer to designees providing services to the Company on behalf of the Optionee where permitted by law or by prior approval of the board. Except with prior notice accepted by the board, the Option is exercisable only by the Optionee, however, and in accordance with the provisions hereof, any Option Shares being acquired hereunder may, at the prior direction of the Optionee, be acquired by the Optionee's designate providing services to the Company on behalf of the Optionee.

9. **Adjustment by stock split, stock dividend, merger, etc.**

If at any time the Company increases or decreases the number of its outstanding shares of Common Shares, or changes in any way the rights and privileges of such Common Shares, by means of the payment of a stock dividend or the making of any other distribution on such shares payable in its Common Shares, or through a stock split or subdivision of shares, or a consolidation or combination of shares, or through a reclassification or recapitalization involving its Common Shares or by merger, amalgamation arrangement, stock swap or other arrangement, the numbers, rights, privileges, designation or classification of the shares of Common Shares, or the replaced shares of the new resultant corporation, included in the new Option shall be increased, decreased or changed in like manner as if such Option Shares had been issued and outstanding, fully paid and non-assessable at the time of such occurrence.

10. **Common Shares to be received upon exercise.**

The Optionee understands that the Company is under no obligation to register the Option Shares under the Securities Act, and that, in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration

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under the Securities Act. However, the Company may at its sole discretion file and pay the costs of registration under Form S-8 or equivalent and available filing. If the Company does not file a registration under Form S-8, whether at the discretion of the Company or such registration is not available, the Company shall assist the Optionee in complying with any exemption from such registration requirement, including supplying the Optionee with any information necessary to permit routine sales of the Option Shares under Rule 144 of the United States Securities and Exchange Commission (the "*Rule*"). The Optionee understands that, with respect to the Rule, routine sales of securities made in reliance upon such Rule only can be made in limited amounts in accordance with the terms and condition of the Rule and that in cases in which the Rule is inapplicable compliance with either Regulation A or another disclosure exemption under the Securities Act will be required.

The Optionee understands that the Option Shares have not been registered under the Securities Act and that they will be issued in reliance upon an exemption which is available only if Optionee, or the Optionee's designate if applicable, acquires such shares for investment and not with a view to distribution. The Optionee is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Securities Act and the special meaning given to such term in various releases of the Securities and Exchange Commission.

11. **Privilege of ownership.**

The Optionee and the Optionee's designate shall not have any of the rights of a shareholder with respect to the Option Shares until Option Shares are issued upon exercise.

12. **Notices.**

Any notices required or permitted to be given under this Agreement shall be in writing and delivered electronically, by delivery, or mail at the addresses first herein set forth. If notices are mailed they shall be deemed, absent postal disruption, to be received the fifth business day after mailing. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address.

13. **General provisions.**

(a) Amendments. This Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver.

(b) Proper law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, U.S.A.

(c) Time of the essence. Time shall be of the essence of this Agreement.

(d) Gender. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.

(e) Entire agreement. The provisions contained herein constitute the entire agreement between the parties hereto and supersede all previous understandings and agreements with respect to the granting of the within Option.

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(f) Enurement. This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties' respective heirs, executors, successors, administrators and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

The CORPORATE SEAL of **SINOBIOMED INC.**, the Company herein, was hereunto affixed in the presence of:) (C/S)

______________________________)
Authorized Signatory)

Ban-Jun Yang, CEO)
(print name and title)

SIGNED and DELIVERED by **DICKEN S. C. KO, MD** the Optionee herein, in the presence of:)

______________________________)
Witness Signature) ______________________________
DICKEN S. C. KO, MD

______________________________)
Witness Address)

______________________________)
Witness Name and Occupation)

(f) Enurement. This Agreement shall enure to the benefit of and bind the parties hereto and shall, to the extent hereinbefore provided, enure to the parties' respective heirs, executors, successors, administrators and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

The CORPORATE SEAL of)
SINOBIOMED INC., the Company)
herein, was hereunto affixed in the)
presence of:) (C/S)
)
______________________________)
Authorized Signatory)
)
______________________________)
(print name and title)

SIGNED and DELIVERED by)
DICKEN S. C. KO, MD)
the Optionee herein, in the presence of:)
)
______________________________)
Witness Signature) ________________________
) **DICKEN S. C. KO, MD**
______________________________)
Witness Address)
)
______________________________)
Witness Name and Occupation)

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SCHEDULE "A"

TO SINOBIOMED INC.

NOTICE AND AGREEMENT OF EXERCISE OF OPTION

The Optionee hereby exercises its Sinobiomed Inc. Option dated March 1, 2007 as to ____________ shares of Sinobiomed Inc. Common Shares (each an "*Option Share*").

The Optionee is making payment in accordance with the provisions of the Plan or the permission of the board as follows:

____
____
____

The Optionee, and the Optionee's designate if applicable, understands that no Option Shares will be issued unless and until, in the opinion of Sinobiomed Inc. (the "*Company*"), any applicable registration requirements of the *Securities Act of 1933*, as amended (the "*Securities Act*") and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with. The Optionee, and the Optionee's designate if applicable, hereby acknowledges, represents, warrants and agrees that the warranties and representations as to investment intent and other provisions of the Option Agreement continue to pertain to the Optionee and the Optionee continues to comply with the same.

The Optionee, and the Optionee's designate if applicable, will assist the Company in the filing of and will timely file all reports that the Optionee, or the Optionee's designate if applicable, may be required to file under the federal securities laws. The Optionee, and the Optionee's designate if applicable, agrees that the Company may, without liability for its good faith actions, place legend restrictions upon the Option Shares and issue "stop transfer" instructions requiring compliance with applicable securities laws or the terms of the Optionee's stock Option.

If any of the Option Shares are being acquired solely for the account of the Optionee's designate, each of the Optionee and the Optionee's designate is either a consultant or advisor to the Company, the Optionee is under privity of contract or arrangement with the Company and each of the Optionee and the Optionee's designate, in such capacity, has rendered *bona fide* services to or for the benefit of the Company in compliance with the Option Agreement.

The number of Option Shares specified above are to be issued in the following registration manner as directed by the Optionee and, if applicable, to the Optionee's designate as set forth hereinbelow:

Registration respecting the Optionee (must be completed by the Optionee):

______________________	______________________
(Print Optionee's name)	(Optionee's signature)
______________________	______________________
(Optionee - Print name of spouse if you wish joint registration)	(Address for Optionee)
	______________________

Registration respecting the Optionee's designate (complete if applicable only):

______________________	______________________
(Print Optionee's designate's name)	(Optionee's designate's signature)
______________________	______________________
(Optionee's designate - Print name of spouse if you wish joint registration)	Address for Optionee's designate)
	______________________

EXHIBIT D

Sinobiomed Inc. Intellectual Property Agreement

(The "Sinobiomed IP Agreement")

In consideration of Consultant entering into that certain Consulting Agreement dated as of the date hereof (the "Consulting Agreement") with Sinobiomed Inc. (the "Company"), Consultant agrees as follows:

1. Non-Solicitation. Consultant acknowledges that, in the course of performing Services (as used throughout this Sinobiomed IP Agreement as defined in the Consulting Agreement) for or on behalf of the Company, having access to the Company's technology, reports, processes, knowledge and know-how, data, facilities, books and records, Consultant may from time to time receive Confidential Information (as defined in Paragraph 2, below) of or with respect to the Company and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of the Company. In connection and in furtherance of the foregoing, Consultant may not (whether directly or indirectly; as the principal or on such person's own account; or solely or jointly with others as a Consultant, agent, independent contractor, consultant, general or limited partner, member, stockholder or holder of equity securities of any other person, other than through ownership of less than one percent of a class of publicly-traded securities of a company) engage in any of the conduct or activity described below in this Paragraph 1.

(a) Consultant may not, so long as Consultant is a Consultant of the Company pursuant to the Consulting Agreement and until the second anniversary of the effective date of termination of the Consulting Agreement for any reason, solicit, induce or influence any person that at such time is (or, during the six (6) month period ending on the effective date of termination of the Consulting Agreement, was) a vendor, licensor, licensee, distributor, customer, client, Consultant, or independent contractor of the Company to terminate any contract or agreement with the Company or leave the service of the Company. Consultant acknowledges that the restrictions in this subparagraph (a) of this Paragraph 1 will not impair Consultant's ability to carry on Consultant's profession or earn a living.

(b) Consultant may not, so long as Consultant is a Consultant of the Company and until the second anniversary of the effective date of termination of the Consulting Agreement for any reason, without the express prior written consent of the Company, participate either directly or indirectly in any discussion or negotiation with any person that at such time is (or, during the six month period ending on the effective date of termination of the Consulting Agreement, was) a vendor, licensor, licensee, distributor, customer, client, Consultant, or independent contractor of the Company the purpose of which discussion or negotiation would be materially adverse to the interests of the Company and the relationship existing between the Company and such person. Consultant acknowledges that the restrictions in this subparagraph (b) of Paragraph 1 will not impair Consultant's ability to carry on Consultant's profession or earn a living.

(c) Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be construed to restrict or limit the duties Consultant is performing or may perform in the course of, or incidental to, Consultant's appointment at Hospital, including but not limited to research sponsored by a third party commercial entity, nor shall anything in this Agreement be construed to restrict or limit Consultant's right to serve as an advisor to any hospital, or to any governmental or not-for-profit organization.

2. Non-Disclosure of Information. Consultant understands that the covenants and agreements in this Paragraph 2 may limit Consultant's ability to earn a livelihood in a business similar to the business of the Company of researching, developing and distributing biomedical products and technology, but nevertheless believes that Consultant has received and will receive sufficient consideration and other benefits from the Company so as to clearly justify such restrictions which, in any event (given Consultant's education, skills and ability), Consultant does not believe would prevent Consultant from earning a living:

(a) Consultant acknowledges that, in the course of performing Services for or on behalf of the Company, having access to the Company's technology, reports, processes, knowledge and know-how, data, facilities, books and records, or otherwise being associated with the Company, Consultant will have access to, and

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become acquainted with, Confidential Information of or with respect to the Company and hereby stipulates and agrees that such Confidential Information is a part of and essential to the operations and goodwill of the Company. Consultant (i) hereby stipulates and acknowledges that the Confidential Information constitutes important, material, proprietary and confidential trade secrets of the Company that affect the successful conduct of the business and goodwill of, the Company; (ii) stipulates and acknowledges that any and all of the Confidential Information is the sole and exclusive property of the Company, regardless of whether Consultant was engaged in the development of any of such Confidential Information while performing Services for or on behalf of the Company; (iii) agrees to keep all such Confidential Information in strictest confidence, and not to, directly or indirectly, use or divulge, disclose or communicate to any person (other than a duly-authorized representative of the Company) any such Confidential Information other than in the ordinary course of business of the Company for the benefit of the Company; and (iv) agrees not to copy or otherwise duplicate any such Confidential Information or knowingly allow anyone else to copy or otherwise duplicate such Confidential Information, other than in the ordinary course of business of the Company for the benefit of the Company. Upon the termination of the Consulting Agreement, and at any time at the request of the Company, shall promptly return to the Company all copies of such Confidential Information delivered to or obtained by Consultant or, at the election of the Company, certify that all copies of such Confidential Information in the possession of Consultant or any person who received such Confidential Information from Consultant have been destroyed or erased, except that Consultant may keep one (1) copy thereof for the purpose of complying with the terms of this Agreement.

(b) "Confidential Information" means, with respect to the Company, any technical, financial, or business information (including, without limitation, manuals, forms, memoranda, reports, journals, data, test results, correspondence, business plans, customer lists, pricing lists, contracts, plans or specifications, or the like) that may disclose (or may reasonably be expected to disclose) the customs and practices, marketing methods and data, services and products, methods of doing business, manner of operation, scientific know-how, formulas, technical data or information, clinical study protocols, patient or biologic information, manufacturing information or know-how, and other confidential information, regardless of whether in written, oral, graphic, encoded, encrypted, tangible, or intangible forms, all of which the Consultant hereby acknowledges constitute "trade secrets" within the meaning of the Uniform Trade Secrets Act, codified at sections 3426 *et seq*. of the California Civil Code.

(c) Consultant shall have no obligation to preserve the confidential or proprietary nature of any information that (i) was already known to Consultant free of any obligation to keep such information confidential at the time of disclosure of such information; (ii) is or becomes publicly known through no wrongful act of Consultant; (iii) is rightfully received from a third person having no direct or indirect secrecy or confidentiality obligation to the Company; (iv) is disclosed to a third person by the Company without restrictions on confidentiality similar to those contained in this Paragraph 2; (v) is approved for disclosure by written authorization of the Company; (vi) is developed by Consultant or on Consultant's behalf independently of the information disclosed to Consultant by the Company as shown by written record; or (vii) Consultant is obligated to produce pursuant to an order of a court of competent jurisdiction or a valid administrative or Congressional subpoena, provided that Consultant promptly notifies the Company and cooperates reasonably with the Company's efforts to contest or limit the scope of such order.

(d) Consultant shall not disclose to the Company, and the Company shall not acquire any rights in or to, any (i) unpublished results of research performed at Hospital by Consultant or any other Hospital employee, student, or member of Hospital's professional staff, or (ii) other confidential information of Hospital.

(e) Except for the assignment provisions as provided in Section 3 of this Sinobiomed IP Agreement, the provisions of this Paragraph 2 shall apply to Consultant throughout the term of the Consulting Agreement and continue for a period of three (3) years thereafter.

3. Assignment of Inventions. Consultant shall promptly disclose any Consultant Creations (as defined below) to the Company and any such Consultant Creations shall be the Company's sole property. All original works of authorship that are made by Consultant (in whole or in part, either alone or jointly with others) during and in the performance of the Services and that are protectable by copyright are "works made for hire" as defined in the United States Copyright Act (17 U.S.C.A. section 101). "Consultant Creation(s)" means any idea, concept, discovery, development, device, design, apparatus, use, machine, practice, process, method, product, composition of matter, improvement, formula, algorithm, literary or graphical or audiovisual work or sound recording, mask work, or

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computer program of any kind (whether or not subject to patent, copyright, trademark, trade secret, mask work right, or similar protection) that relate(s) in any way to any of the Company's biological or pharmaceutical products under investigation or development from time to time, or any manufacturing or production know-how, scientific know-how, processes, or procedures pertaining thereto that are made by Consultant, in whole or in part, either solely or jointly with others, during and in the performance of the Services.

(a) Consultant hereby assigns to the Company, and agrees to assign to the Company in the future where appropriate, any and all such Consultant Creations, and agrees to cooperate with the Company in the execution of appropriate instruments assigning and evidencing such assignment and ownership rights of the Company, to the maximum extent permitted by section 2870 of the California Labor Code. In order that the Company may perfect and protect its rights to Consultant Creations as provided hereunder, Consultant agrees that Consultant's obligations regarding assignment of such Consultant Creations to the Company shall survive termination of Consultant's engagement with the Company for a term of one year following the date of termination of the Consulting Agreement for any reason.

4. Enforcement. Consultant acknowledges that the covenants and the restrictions contained in this Agreement are necessary and required for the adequate protection of the Company and are necessary to preserve the goodwill of the Company and the value of its existing Confidential Information, inventions, contracts and relationships; such covenants relate to matters that are of a special, unique and extraordinary character that give each of such covenants or restrictions a special, unique and extraordinary value; and, a breach of any such covenant or restriction will result in loss of goodwill, invasion of property rights of the Company, unfair competition by the breaching party, and other irreparable harm and damages to the Company, which cannot be adequately compensated by a monetary award. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other legal or equitable remedies available to the Company for such breach or threatened breach of any of the provisions of this Agreement (including, without limitation, recovery of all damages from Consultant and an equitable accounting of all earnings, profits and other benefits arising from such violation).

5. Conflict. In the event of any conflict between any provision in this Agreement and any provision in the Consulting Agreement, the provision(s) in the Consulting Agreement shall govern.

AGREED:

CONSULTANT

[signature] DATED: APRIL 11, 2007

Dicken S. C. Ko, MD

SINOBIOMED INC.

_______________________ DATED: _______________________

By:

computer program of any kind (whether or not subject to patent, copyright, trademark, trade secret, mask work right, or similar protection) that relate(s) in any way to any of the Company's biological or pharmaceutical products under investigation or development from time to time, or any manufacturing or production know-how, scientific know-how, processes, or procedures pertaining thereto that are made by Consultant, in whole or in part, either solely or jointly with others, during and in the performance of the Services.

(a) Consultant hereby assigns to the Company, and agrees to assign to the Company in the future where appropriate, any and all such Consultant Creations, and agrees to cooperate with the Company in the execution of appropriate instruments assigning and evidencing such assignment and ownership rights of the Company, to the maximum extent permitted by section 2870 of the California Labor Code. In order that the Company may perfect and protect its rights to Consultant Creations as provided hereunder, Consultant agrees that Consultant's obligations regarding assignment of such Consultant Creations to the Company shall survive termination of Consultant's engagement with the Company for a term of one year following the date of termination of the Consulting Agreement for any reason.

4. Enforcement. Consultant acknowledges that the covenants and the restrictions contained in this Agreement are necessary and required for the adequate protection of the Company and are necessary to preserve the goodwill of the Company and the value of its existing Confidential Information, inventions, contracts and relationships; such covenants relate to matters that are of a special, unique and extraordinary character that give each of such covenants or restrictions a special, unique and extraordinary value; and, a breach of any such covenant or restriction will result in loss of goodwill, invasion of property rights of the Company, unfair competition by the breaching party, and other irreparable harm and damages to the Company, which cannot be adequately compensated by a monetary award. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other legal or equitable remedies available to the Company for such breach or threatened breach of any of the provisions of this Agreement (including, without limitation, recovery of all damages from Consultant and an equitable accounting of all earnings, profits and other benefits arising from such violation).

5. Conflict. In the event of any conflict between any provision in this Agreement and any provision in the Consulting Agreement, the provision(s) in the Consulting Agreement shall govern.

AGREED:

CONSULTANT

________________________ DATED: ____________________

Dicken S. C. Ko, MD

SINOBIOMED INC.

________________________ DATED: APRIL. 12, 2007

By: